Exhibit 1.02

Conflict Minerals Report

I.	INTRODUCTION

This Conflict Minerals Report for Thermo Fisher Scientific Inc. (“Thermo Fisher,” the “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2013 to December 31, 2013.

Rule 13p-1 is applicable to SEC issuers that manufacture products where “conflict minerals are necessary to the functionality or production” of the product.1 This regulation requires SEC registrants to disclose annually through the Form SD whether certain minerals (namely tin, tungsten, tantalum, and gold, collectively known as “Conflict Minerals” or “3TG”) originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). In certain circumstances, this regulation also requires companies to furnish annually to the SEC a public report outlining the due diligence exercised by the company to determine the source and origin of 3TGs in the product(s) they produce.2

In accordance with this regulation, we designed and executed a supply chain due diligence process in accordance with Annex I of the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”).3

Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934 (the Exchange Act), are made throughout this Report. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. While the Company may elect to update forward-looking statements in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change and readers should not rely on those forward-looking statements as representing the Company’s views as of any date subsequent to the date of the filing of this report. A number of important factors could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed under the heading, “Future Due Diligence Considerations” in Part III.

Company Overview

Thermo Fisher is a Delaware corporation and was incorporated in 1956. The Company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. Thermo Fisher has approximately 50,000 employees and serves more than 400,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings.

We serve our customers with products through three premier brands, Thermo Scientific, Life Technologies and Fisher Scientific. Only Thermo Scientific, our self-manufactured brand, and private-label Fisher Scientific products are in-scope for our 2013 SEC conflict minerals reporting. Third party products that are sold by Fisher Scientific, and Life Technologies products are out of scope. We acquired Life Technologies in 2014 and the products that we manufacture under that brand will be included in our 2014 report. For a broader description of our brands, please refer to our most recent annual 10-K filing.

[1]	SEC Final Rule p.71
[2]	SEC Final Rule p.71
[3]	OECD (2011), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.

Our mission is to enable our customers to make the world healthier, cleaner and safer by helping our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. In line with this mission, we are committed to the responsible sourcing of materials used in our products, and we strive to interact with partners who share these values.

II.	DUE DILIGENCE SUBJECT TO AUDIT

Design of Due Diligence Measures

Our conflict minerals due diligence framework has been designed to be in line with the steps of the OECD Guidance, as applicable for downstream companies (as the term is defined in the OECD Guidance), in all material respects. In conformity to the OECD Guidance’s five step process, we designed our due diligence measures to:

1.	Establish strong Company management systems for conflict minerals supply chain due diligence and reporting compliance;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities, as required by Rule 13p-1.

Due Diligence Measures Performed

As our reasonable country of original inquiry (“RCOI”) indicated that some of our products contain 3TG minerals sourced from the Covered Countries, we performed due diligence measures in line with the five steps outlined above. This section outlines what each step of our process covered; followed by the procedures we performed to address these requirements.

Step One: Establish strong Company management systems for conflict minerals supply chain due diligence and reporting compliance

In order to establish strong management systems for conflict minerals, we first established a cross functional project stakeholder group with representation from the necessary internal departments. This group was led by our Legal and Sourcing departments, and we had a dedicated Project Manager for this process. We also engaged a major international accounting firm to assist the Company in designing and implementing our conflict minerals program.

We developed a conflict minerals statement, which can be viewed on our public website and established overall project guidance captured in our Conflict Minerals Standard Operating Procedure.

We designed and distributed a series of internal training materials and conducted training sessions to educate affected internal employees on our conflict minerals process and how to provide a consistent message to external parties.

Step Two: Identify and assess conflict minerals risks in our supply chain

We developed an approach to identify the parts in our supply chain at the highest risk of containing 3TG materials. This was accomplished through a series of discussions with individuals who are familiar with the internal data systems and part classifications within these systems, and these discussions resulted in identification of specific categories of supplied products that should be surveyed. This process resulted in 5,673 in-scope suppliers, or approximately 29% of our entire supply base.

We utilized the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (the “EICC-GeSI”) survey template to survey all in-scope suppliers for which we had obtained a valid conflict minerals contact and/ or email address to ascertain (i) whether the parts supplied contained 3TG minerals and (ii) the smelter or refiner where the part was processed.

In our initial email to suppliers for this survey, we also requested that suppliers complete an online training module, which accompanied our survey. This training module provided a brief background on conflict minerals legislation, outlined Thermo Fisher’s expectations of our supply base and provided a technical walkthrough on how to use our survey application. We established and executed a process to encourage suppliers to respond to our request by utilizing a series of email reminders, communication from the central project team, and communication from sourcing professionals in various parts of the Company.

We received survey responses from approximately one-third of our in-scope suppliers. Substantially all of our responding suppliers indicated that they either did not use 3TG or were not sourcing 3TG from the Covered Countries. Only one responding supplier ultimately could not confirm that they source exclusively through conflict-free smelters.

Our suppliers communicated the potential smelters around the world from which they source 3TG minerals. Of these potential smelters in our supply chain, 198 are listed on the EICC-GeSI template and included in Exhibit 1 of this report. The EICC-GeSI template is a universal reporting template developed by the EICC-GeSI for downstream suppliers that enables companies to work with their supply chains through a common interface. As of April 30, 2014, 74 of these 198 smelters have been verified as conflict free by the Conflict-Free Smelter Program (“CFSP”) and an additional 15 are either progressing towards being conflict free or have been verified as conflict free by a similar initiative to the CFSP. For the steps to be taken in regard to the rest of these smelters, please see our involvement in the Conflict-Free Sourcing Initiative outlined in Step Four. Our suppliers also indicated that they source 3TG minerals from other smelters in addition to the 198 identified by the EICC-GeSI template. We are working on validating whether the additional smelters identified by our supply base are actual smelters as opposed to being simply another tier of supplier.

Step Three: Design and implement strategies to respond to conflict minerals risks identified

In order to test the reliability of our supplier responses, we designed a series of “red flags” that indicated whether more information should be requested from suppliers. These survey red flags were combinations of survey responses that suggested a supplier may have conflict minerals processes that are less developed than what we would expect of our supply base.

After working with many of our suppliers to understand their responses, we were able to successfully clear many of the red flags identified. Those suppliers who did not clear their associated red flags were either non-responsive to our requests, or were unable to solve their red flags during the first year of compliance. As indicated later in this report, a goal of our efforts in the second year will be to increase focus on these suppliers.

Step Four: Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations

As a member of the Conflict Free Sourcing Initiative (the “CFSI”), we leveraged the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program. The CFSP independently audits the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Covered Countries. In order to further the efforts of the CFSI, we are also active participants in the Due Diligence Practices Sub-Team and the Smelter Identification Team.

Step Five: Report on our conflict minerals supply chain due diligence activities, as required by Rule 13p-1

Based on the results of the supplier survey and associated supplier due diligence, a Form SD and this Conflict Minerals Report were prepared. This document has been prepared to describe the steps of our conflict minerals process and has been reviewed and approved by executive management.

To facilitate other companies in their reporting, we also reported the results of our RCOI and supplier due diligence to our customers who solicited a conflict minerals response using the EICC-GeSI conflict minerals reporting template.

Report of Independent Private Sector Auditor (“IPSA”)

Pursuant to the SEC Rule, we were not required to have an independent private sector audit for this report. However, we are working with our external auditors to ensure that our approach is auditable in future years. We will continue to develop and build upon our diligence measures for the current year to increase supplier response and further understand the smelters within our supply chain.

III.	FUTURE DUE DILIGENCE CONSIDERATIONS

In order to improve on our supply chain due diligence practices from the current year, we plan to incorporate the following measures, among others, for compliance in future years:

•	Re-examining our scoping approach to ensure that we have reached the optimal subset of our supply base.

•	Working with our international colleagues further to ensure that the Company provides a globally consistent conflict minerals message.

•	Continuing to collaborate with our supply base, especially our suppliers who have less sophisticated conflict minerals processes, to ensure that they have the tools and resources necessary to accomplish our mission of responsible sourcing.

•	Communicating with our supply base to ensure that our response rate increases year over year to mitigate the conflict minerals risks inherent in a large decentralized organization.

•	Determining our approach for when to migrate away from suppliers with unresolved red flags in order to achieve our goal of responsible sourcing for the entire Company.

IV.	DUE DILIGENCE RESULTS

After conducting the due diligence described in this report, we have found that only one of our suppliers who sourced from the Covered Countries could not confirm at this time that they sourced from certified conflict free smelters as identified by the Certified Conflict-Free Smelter initiative. This supplier is continuing to investigate their supply chain to verify the source of their minerals, and has not indicated that they have any reason to believe that they originate from conflict mines.

As of April 30, 2014, 89 of the smelters identified as part of our supply base are verified or progressing towards a conflict free validation per the CFSI or similar initiative. An additional 109 smelters are known smelters per the EICC-GeSI and are pending approval by the CFSI. Finally, we are working on validating whether additional smelters identified by our supply base are actual smelters as opposed to being simply another tier of supplier. These efforts include participation in working groups with the CFSP.

Exhibit 1: EICC-GeSI Smelter List

Mineral	Smelter[4]	Facility Location

Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**	Uzbekistan
Gold	AngloGold Ashanti Mineração Ltda*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	Caridad	Mexico
Gold	Cendres & Métaux SA**	Switzerland
Gold	Central Bank of the DPR of Korea	Republic Of Korea

[4]	Per the Conflict Free Smelter Program, as of 4/30/2014 Source: http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/
*	Verified as Conflict Free as of 4/30/2014
**	Member of the London Bullion Market Association as of 4/30/2014
***	Progressing Towards Conflict Free Status as of 4/30/2014

Mineral	Smelter[4]	Facility Location
Gold	Chimet SpA*	Italy
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co. Ltd	Republic Of Korea
Gold	DaeryongENC	Republic Of Korea
Gold	Do Sung Corporation	Republic Of Korea
Gold	Dowa*	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hwasung CJ Co. Ltd	Republic Of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc*	United States
Gold	Johnson Matthey Limited*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd*	Japan
Gold	Kazzinc Ltd**	Kazakhstan
Gold	Kojima Chemicals Co. Ltd*	Japan
Gold	Korea Metal Co. Ltd	Republic Of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Mineral	Smelter[4]	Facility Location
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	LS-Nikko Copper Inc*	Republic Of Korea
Gold	Materion*	United States
Gold	Matsuda Sangyo Co. Ltd*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Met-Mex Peñoles, S.A.**	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Unknown
Gold	Navoi Mining and Metallurgical Combinat**	Uzbekistan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohio Precious Metals LLC.*	United States
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Pan Pacific Copper Co. LTD	Japan
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	Republic Of Korea
Gold	Schone Edelmetaal**	Netherlands
Gold	SEMPSA Joyeria Plateria SA*	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co. Ltd.*	Japan
Gold	Suzhou Xingrui Noble	China
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China**	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co. Ltd*	Japan
Gold	Torecom	Republic Of Korea
Gold	Umicore Brasil Ltda	Brazil

Mineral	Smelter[4]	Facility Location
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	Xstrata Canada Corporation*	Canada
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X*	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals*	United States
Tantalum	H.C. Starck GmbH*	Germany
Tantalum	Hi-Temp*	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.*	China
Tantalum	JiuJiang Tambre Co. Ltd.*	China
Tantalum	Kemet Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LMS Brasil S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee*	Austria
Tantalum	QuantumClean*	United States
Tantalum	RFH*	China
Tantalum	Solikamsk Metal Works*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Tantalite Resources*	South Africa
Tantalum	Telex*	United States
Tantalum	Ulba*	Kazakhstan
Tantalum	Zhuzhou Cement Carbide*	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cookson*	United States
Tin	Cooper Santa	Brazil
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia

Mineral	Smelter[4]	Facility Location
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Liuzhou China Tin	China
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	OMSA*	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Karimun Mining	Indonesia

Mineral	Smelter[4]	Facility Location
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah*	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Thaisarco*	Thailand
Tin	White Solder Metalurgia*	Brazil
Tin	Yunnan Chengfeng	China
Tin	Yunnan Tin Company Limited*	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ATI Tungsten Materials	United States
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.***	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Global Tungsten & Powders Corp***	United States
Tungsten	HC Starck GmbH***	Germany
Tungsten	Hunan Chenzhou Mining Group Co	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd***	China
Tungsten	Kennametal Inc.***	United States
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG***	Austria
Tungsten	Wolfram Company CJSC***	Russian Federation
Tungsten	Xiamen Tungsten Co Ltd***	China

Mineral	Smelter[4]	Facility Location
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China